Filed Pursuant to Rule 424(b)(5)
Registration No. 333-221380

Prospectus Supplement

Equinix, Inc.

$750,000,000

Common Stock

We have entered into an equity distribution agreement with RBC Capital Markets, LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Citigroup Global Markets Inc. and J.P. Morgan Securities LLC (each, a “Sales Agent” and together, the “Sales Agents”) relating to shares of our common stock offered by this prospectus supplement and the accompanying prospectus. In accordance with the terms of the equity distribution agreement, we may offer and sell shares of our common stock having an aggregate offering price of up to $750,000,000 from time to time through the Sales Agents.

Our common stock is listed on the NASDAQ Global Select Market (the “NASDAQ”) under the symbol “EQIX”. On November 3, 2017, the last reported sale price of our common stock on the NASDAQ was $486.65 per share.

Sales of our common stock, if any, under this prospectus supplement and the accompanying prospectus will be made in sales deemed to be “at the market offerings” as defined in Rule 415 promulgated under the Securities Act of 1933, as amended (the “Securities Act”). No Sales Agent is required to sell any specific amount of securities, but each Sales Agent will act as our sales agent using commercially reasonable efforts consistent with its normal trading and sales practices, on mutually agreed terms between each Sales Agent and us. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

We will pay each Sales Agent a commission at a mutually agreed rate that will not exceed, but may be lower than, 2.0% of the gross sales price of the shares of our common stock issued by us and sold through such Sales Agent as our sales agent under the equity distribution agreement. In connection with the sale of the common stock on our behalf, each Sales Agent may be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation paid to each Sales Agent may be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to each Sales Agent with respect to certain liabilities, including liabilities under the Securities Act or the Securities Exchange Act of 1934, as amended.

Investing in our common stock involves risks. See “Risk factors” beginning on page S-7 of this prospectus supplement, as well as the risks described in “Risk Factors” in our most recent Annual Report on Form 10-K, as updated by our subsequent Quarterly Reports on Form 10-Q, which are incorporated by reference into this prospectus supplement and the accompanying prospectus.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

RBC CAPITAL MARKETS	BOFA MERRILL LYNCH	CITIGROUP	J.P. MORGAN

November 7, 2017

S-i

About the prospectus supplement

This prospectus supplement and the accompanying prospectus are part of a registration statement that we have filed with the U.S. Securities and Exchange Commission (the “SEC”), utilizing a “shelf” registration process. Under the shelf registration process, we may offer shares of our common stock under the accompanying prospectus. Under this prospectus supplement we may offer shares of our common stock having an aggregate offering price of up to $750,000,000 from time to time at prices and on terms to be determined by market conditions at the time of offering. You should read both this prospectus supplement and the accompanying prospectus, together with additional information described under the heading “Incorporation by reference” and “Where you can find more information” in this prospectus supplement and the accompanying prospectus.

If the information set forth in this prospectus supplement differs in any way from the information set forth in the accompanying prospectus or the information contained in any document incorporated by reference herein or therein, the information contained in the most recently dated document shall control.

This prospectus supplement and the accompanying prospectus incorporate important business and financial information about us and our subsidiaries that is not included in or delivered with this prospectus supplement or the accompanying prospectus. Information incorporated by reference is available without charge to prospective investors upon written request to us at One Lagoon Drive, Redwood City, CA 94065, Attention: Investor Relations, or by telephone at (650) 598-6000.

Neither we nor the Sales Agents are making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You must comply with all applicable laws and regulations in force in any applicable jurisdiction and you must obtain any consent, approval or permission required by you for the purchase, offer or sale of the common stock under the laws and regulations in force in the jurisdiction to which you are subject or in which you make your purchase, offer or sale, and neither we nor the Sales Agents will have any responsibility therefor.

References to “Equinix,” the “Company,” “we,” “our” and “us” and similar terms mean Equinix, Inc., a Delaware corporation, and its consolidated subsidiaries, unless the context otherwise requires.

Forward-looking statements

This prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein and therein, contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Such statements contained in this prospectus supplement and the accompanying prospectus or incorporated by reference herein or therein are based upon current expectations that involve risks and uncertainties. Any statements contained in this prospectus supplement or the accompanying prospectus or incorporated by reference herein or therein that are not statements of historical fact may be deemed to be forward-looking statements. For example, the words “believes,” “anticipates,” “plans,” “expects,” “intends” and similar expressions are intended to identify forward-looking statements. Our actual results and the timing of certain events may differ significantly from the results discussed in the forward-looking statements. Factors that might cause such a discrepancy include, but are not limited to, those discussed in the “Risk factors” section of this prospectus supplement and under the heading “Risk Factors” in the documents incorporated by reference herein. We claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 for all forward-looking statements. All forward-looking statements contained in this prospectus supplement and the accompanying prospectus or incorporated by reference herein or therein are based on information available to us as of the date of such statements and we assume no obligation to update any such forward-looking statements.

Where you can find more information

We have filed with the SEC a registration statement on Form S-3 under the Securities Act relating to the common stock offered by this prospectus supplement. This prospectus supplement and the accompanying prospectus are a part of that registration statement, which includes additional information not contained in this prospectus supplement or the accompanying prospectus.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file with the SEC (including exhibits to such documents) at the SEC’s Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. Our SEC filings are also available to the public at the SEC’s website at www.sec.gov.

Incorporation by reference

The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus supplement and the accompanying prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of the offering under this prospectus supplement:

•	Current Reports on Form 8-K filed on January 9, 2017, February 22, 2017, March 2, 2017, March 14, 2017, March 22, 2017, May 1, 2017, June 2, 2017, June 12, 2017, July 19, 2017, August 3, 2017, August 4, 2017, August 16, 2017, September 11, 2017, and September 20, 2017 and our Current Reports on Form 8-K/A filed on March 7, 2017 and November 7, 2017;

•	Quarterly Reports on Form 10-Q for the quarters ended March 31, 2017, June 30, 2017 and September 30, 2017; and

•	Annual Report on Form 10-K for the year ended December 31, 2016.

We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed above or filed in the future, that are not deemed “filed” with the SEC, including any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or certain exhibits furnished pursuant to Item 9.01 of Form 8-K.

You may request, and we will provide you with, a copy of these filings, at no cost, by calling us at (650) 598-6000 or by writing to us at the following address:

Equinix, Inc.

One Lagoon Drive

Redwood City, CA 94065

Attn: Investor Relations

Neither we nor the Sales Agents have authorized anyone to provide any information other than that contained or incorporated by reference into this prospectus supplement or the accompanying prospectus or any relevant free writing prospectus prepared by or on behalf of us or to which we have referred you. We and the Sales Agents take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not, and the Sales Agents are not, making an offer or sale of shares of common stock in any jurisdiction where the offer or sale is not permitted. You should assume that the information contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus is accurate only as of the date appearing on the front cover of this prospectus supplement or the date of the accompanying prospectus or the applicable incorporated document, regardless of the time of delivery of such document. Our business, financial condition, results of operations and prospects may have changed since that date. It is important that you read and consider all of the information contained in or incorporated by reference into this prospectus supplement and the information contained in or incorporated by reference into the accompanying prospectus in making your investment decision.

Prospectus summary

This summary highlights information contained in or incorporated by reference into this prospectus supplement or the accompanying prospectus. Because this is only a summary, it does not contain all of the information that may be important to you. For a more complete understanding of our business and financial affairs, we encourage you to read this entire prospectus supplement, the accompanying prospectus, any related free writing prospectuses, the sections titled “Risk Factors,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” together with our consolidated financial statements and the related notes thereto in our most recent Annual Report on Form 10-K (as updated, in the case of the consolidated financial statements and the related notes thereto, by our Current Report on Form 8-K filed on August 3, 2017) and our subsequent Quarterly Reports on Form 10-Q, which are incorporated by reference in this prospectus supplement and the accompanying prospectus, and the other documents incorporated by reference in this prospectus supplement and the accompanying prospectus, before making a decision whether to invest in our common stock. References herein to “we”, “us”, “Equinix”, or the “Company” refer to Equinix, Inc. and its consolidated subsidiaries, unless the context otherwise requires.

Overview

We connect approximately 9,500 companies directly to their customers and partners inside the world’s most interconnected data centers. Today, businesses leverage the Equinix interconnection platform in 48 strategic markets across the Americas, Asia-Pacific, and Europe, Middle East and Africa (EMEA).

Platform EquinixTM combines a global footprint of state-of-the-art International Business ExchangeTM (IBX®) data centers, a variety of interconnection solutions, unique ecosystems and expert support. Together these components accelerate business growth and opportunity for our customers by securing their infrastructure and applications closer to their people, clouds, locations and data. This enables customers to improve performance with cost-effective and scalable interconnections, work with vendors to deploy new technologies such as cloud computing, and collaborate with the widest variety of partners and customers to achieve their ambitions.

We generate revenue by providing colocation and related interconnection and managed IT infrastructure offerings on a global platform of 190 IBX data centers. For the quarter ended September 30, 2017, we had revenue of $1,152.3 million, net income of $79.9 million, income from operations of $224.9 million and adjusted EBITDA of $550.3 million. For a discussion of one of our primary non-GAAP metrics, adjusted EBITDA, including a reconciliation to GAAP financial measures, see our non-GAAP financial measures discussion in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the year ended December 31, 2016 and in our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2017, June 30, 2017 and September 30, 2017, which are incorporated by reference in this prospectus supplement and the accompanying prospectus.

We operate as a real estate investment trust for federal income tax purposes (“REIT”).

Company information

Our principal executive offices are located at One Lagoon Drive, Redwood City, CA 94065 and our telephone number is (650) 598-6000. Our website is located at www.equinix.com. Information contained on or accessible through our website is not part of this prospectus supplement.

The offering

The following is a brief summary of certain terms of this offering. For a more complete description of the terms of the common stock offered hereby, see the “Description of capital stock” section of this prospectus supplement and the “Description of Capital Stock” section of the accompanying prospectus.

Issuer	Equinix, Inc., a Delaware corporation.

Common stock offered by us	Shares of our common stock having an aggregate offering price of up to $750,000,000

Common stock to be outstanding after this offering	Up to 79,774,818 shares (as more fully described in the notes following this table), assuming sales of 1,541,148 shares of our common stock in this offering at an offering price of $486.65 per share, which was the last reported sale price of our common stock on the NASDAQ Global Select Market on November 3, 2017. The actual number of shares issued will depend upon the extent to which we determine to issue shares in this offering and the sales prices at which we sell stock.

Manner of offering	“At-the-market” offering that may be made from time to time through our Sales Agents. See “Plan of distribution” on page S-19.

Use of proceeds	We intend to use the net proceeds from this offering, if any, for working capital and general corporate purposes. See “Use of proceeds” on page S-10.

NASDAQ Global Select Market symbol for our common stock	“EQIX”.

Risk factors	Investing in our common stock involves risk. See “Risk factors” in this prospectus supplement and “Risk Factors” in our most recent Annual Report on Form 10-K, as updated by our subsequent Quarterly Reports on Form 10-Q, and the other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus for a discussion of factors you should carefully consider before deciding to invest in our common stock.

REIT status and transfer restrictions	We began operating as a REIT for our taxable year that began on January 1, 2015. To assist us in maintaining our qualification for taxation as a REIT, our amended and restated certificate of incorporation (our “certificate of incorporation”) includes various restrictions on the ownership and transfer of our stock, including among others, a restriction that, subject to certain exceptions, prohibits any person from owning more than 9.8% (in value or in number, whichever is more restrictive) of our outstanding shares of common stock or 9.8% in value of our outstanding shares of capital stock.

Transfer agent and registrar	Computershare Trust Company, N.A.

The number of shares of our common stock to be outstanding after this offering is based on 78,233,670 shares of our common stock outstanding as of September 30, 2017, and assumes that we issue and sell shares of our common stock having an aggregate offering price of $750,000,000 at an offering price of $486.65 per share, which was the last reported sale price of our common stock on the NASDAQ Global Select Market on November 3, 2017. Unless the context requires otherwise, the number of shares of our common stock to be outstanding after this offering excludes:

•	1,325,483 shares of common stock issuable upon the exercise of outstanding options and vesting of restricted stock units as of September 30, 2017; and

•	3,211,741 shares reserved for future issuances under our 2000 Equity Incentive Plan, 2000 Director Option Plan and 2001 Supplemental Stock Plan, and 3,265,791 shares reserved for future issuances under our 2004 Employee Stock Purchase Plan.

Risk factors

An investment in our common stock involves certain risks. You should carefully consider the risk factors described under “Risk Factors” in our most recent Annual Report on Form 10-K, as updated by our subsequent Quarterly Reports on Form 10-Q, as well as the other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus, before making an investment decision. Additional risks and uncertainties not now known to us or that we now deem immaterial may also adversely affect our business or financial performance. Our business, financial condition, results of operations or cash flows could be materially adversely affected by any of these risks. The market or trading price of the common stock could decline and our ability to pay dividends may be negatively affected due to any of these risks or other factors, and you may lose all or part of your investment.

Additional Risks Related to Our Common Stock

The market price of our common stock may continue to be highly volatile, and the value of an investment in our common stock may decline.

The market price of our common stock has been and may continue to be highly volatile. From January 1, 2016 to November 3, 2017, our stock has had low and high closing sales prices in the range of $265.05 to $488.68 per share. General economic and market conditions, and market conditions for equity securities of telecommunications and REIT issuers in particular, may affect the market price of our common stock.

Announcements by us or others, or speculations about our future plans, may also have a significant impact on the market price of our common stock.

Factors that may affect the market price of our common stock include:

•	our operating results or forecasts;

•	new issuances of equity, debt or convertible debt by us;

•	increases in market interest rates and changes in other general market and economic conditions, including inflationary concerns;

•	changes to our capital allocation, tax planning or business strategy;

•	our continued qualification for taxation as a REIT and our declaration of distributions to our stockholders;

•	a stock repurchase program;

•	developments in our relationships with corporate customers;

•	announcements by our customers or competitors;

•	changes in regulatory policy or interpretation;

•	governmental investigations;

•	changes in the ratings of our debt or stock by rating agencies or securities analysts;

•	our purchase or development of real estate and/or additional data centers;

•	our acquisitions of complementary businesses;

•	the operational performance of our data centers;

•	global acts of terrorism or other natural or man-made acts or events; or

•	other factors described in “Risk factors” in this prospectus supplement and in our most recent Annual Report on Form 10-K, as updated by our subsequent Quarterly Reports on Form 10-Q.

The stock market has from time to time experienced extreme price and volume fluctuations, which have particularly affected the market prices for telecommunications companies, and which have often been unrelated to their operating performance. These broad market fluctuations may adversely affect the market price of our common stock. One of the factors that investors may consider in deciding whether to buy or sell our common stock is our distribution rate as a percentage of our stock price relative to market interest rates. If market interest rates increase, prospective investors may demand a higher distribution rate or seek alternative investments paying higher dividends or interest. As a result, interest rate fluctuations and conditions in the capital markets may affect the market value of our common stock. Furthermore, companies that have experienced volatility in the market price of their stock have been subject to securities class action litigation. We may be the target of this type of litigation in the future. Securities litigation against us could result in substantial costs and/or damages, and divert management’s attention from other business concerns, which could seriously harm our business.

The unaudited pro forma financial information incorporated by reference in this prospectus supplement is presented for illustrative purposes only, and may not be an indication of our financial condition or results of operations following our purchase from Verizon Communications Inc. (“Verizon”), completed on May 1, 2017, of Verizon’s colocation service business consisting of 29 data center buildings, located in the United States, Brazil and Colombia (the “Selected Verizon Data Center Business” or the “Acquisition”) for a cash purchase price of approximately $3.6 billion, subject to certain adjustments.

The unaudited pro forma condensed combined financial information incorporated by reference in this prospectus supplement is presented for illustrative purposes only and may not be an indication of our actual financial condition or results of operations following the Acquisition. The unaudited pro forma condensed combined financial information was derived from the historical consolidated financial statements of Equinix and the abbreviated financial statements of the Selected Verizon Data Center Business and certain adjustments and assumptions were made regarding Equinix. The unaudited pro forma condensed combined financial information does not reflect all costs that were incurred or are expected to be incurred by us in connection with the Acquisition. For example, the impact of any incremental costs incurred in integrating Equinix and the Selected Verizon Data Center Business is not reflected in the unaudited pro forma condensed combined financial information. As a result, our actual financial condition and results of operations following the Acquisition may not be consistent with, or evident from, the unaudited pro forma condensed combined financial information. Since the unaudited pro forma condensed combined financial information was first presented, the intangible assets, goodwill, property, plant and equipment, working capital and deferred taxes have been updated in our condensed consolidated balance sheet as of September 30, 2017, to reflect updates in valuation analysis and finalization of these arrangements. See Equinix’s Form 10-Q for the period ended September 30, 2017, which is also incorporated by reference in this prospectus supplement. Further, other assumptions used in preparing the unaudited pro forma condensed combined financial information may not prove to be accurate, and other factors may affect our actual financial condition or results of operations following the Acquisition. Our common stock price may be adversely affected if our actual results fall short of the historical results reflected in the unaudited pro forma condensed combined financial information incorporated by reference in this prospectus supplement.

We may use the net proceeds of this offering in ways with which you may not agree and in ways that may not earn a profit.

We intend to use the net proceeds, if any, from this offering for working capital and general corporate purposes, which may include, among other things, repayment of indebtedness, capital expenditures and working capital. In addition, we have in the past made a number of acquisitions of complementary businesses and assets and we expect to regularly evaluate opportunities to acquire complementary businesses or assets in the future. We may use the net proceeds to fund all or a portion of the cost of any such acquisitions. See “Use of proceeds.” You may not agree with the ways we decide to use these proceeds, and our use of the proceeds may not yield any profits.

Use of proceeds

The amount of proceeds from this offering will depend upon the number of shares of our common stock sold and the price at which they are sold. There can be no assurance that we will be able to sell any shares under or fully utilize the equity distribution agreement with the Sales Agents as a source of financing. We intend to use the net proceeds, if any, from this offering for working capital and general corporate purposes, which may include, among other things, repayment of indebtedness, capital expenditures and working capital. In addition, we have in the past made a number of acquisitions of complementary businesses and assets and we expect to regularly evaluate opportunities to acquire complementary businesses or assets in the future. We may use the net proceeds to fund all or a portion of the cost of any such acquisitions.

Description of capital stock

The following summary of the terms of our common stock is not meant to be complete and is qualified by reference to the relevant provisions of the Delaware General Corporation Law (the “DGCL”) and our certificate of incorporation and our amended and restated bylaws (our “bylaws”). Our certificate of incorporation and bylaws are incorporated by reference as exhibits to the registration statement of which this prospectus supplement forms a part. See “Where you can find more information” above.

Common stock

Our certificate of incorporation provides that we have authority to issue up to 300,000,000 shares of common stock, par value $0.001 per share. As of September 30, 2017, there were 78,233,670 shares of our common stock issued and outstanding.

The holders of our common stock are entitled to one vote per share on all matters to be voted on by the stockholders. Subject to preferences that may be applicable to any outstanding preferred stock, the holders of common stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by the board of directors out of funds legally available for the payment of dividends. All dividends are non-cumulative. In the event of the liquidation, dissolution or winding up of Equinix, the holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities, subject to prior distribution rights of preferred stock, if any, then outstanding. Our common stock has no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to the common stock. All outstanding shares of our common stock are fully paid and nonassessable.

Our common stock is listed on the NASDAQ Global Select Market under the symbol “EQIX.”

Restrictions on ownership and transfer

To facilitate compliance with the ownership limitations applicable to a REIT under the Internal Revenue Code of 1986, as amended (the “Code”), our certificate of incorporation contains restrictions on the ownership and transfer of our capital stock.

These ownership and transfer restrictions could delay, defer or prevent a transaction or a change in control that might involve a premium price for our common stock or that our stockholders might otherwise deem to be in their best interests.

For us to qualify for taxation as a REIT under the Code, our capital stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year. Also, not more than 50% of the value of the outstanding shares of our capital stock may be owned, directly or indirectly, by five or fewer “individuals” (as defined in the Code to include certain entities such as private foundations) during the last half of a taxable year. To facilitate compliance with these ownership requirements and other requirements for continued qualification as a REIT and to otherwise protect us from the consequences of a concentration of ownership among our stockholders, our certificate of incorporation contains provisions restricting the ownership or transfer of shares of capital stock.

The relevant sections of our certificate of incorporation provide that, subject to the exceptions and the constructive ownership rules described below, no person (as defined in our certificate of incorporation) may beneficially or constructively own more than 9.8% in value of the aggregate of outstanding shares of capital stock, including common stock and preferred stock, or more than 9.8% in value or number (whichever is more restrictive) of the outstanding shares of any class or series of capital stock. We refer to these restrictions as the “ownership limits.”

The applicable constructive ownership rules under the Code are complex and may cause capital stock owned actually or constructively by an individual or entity to be treated as owned by another individual or entity. As a result, the acquisition of less than 9.8% in value of outstanding capital stock or less than 9.8% in value or number of outstanding shares of any class or series of capital stock (including through the acquisition of an interest in an entity that owns, actually or constructively, any class or series of capital stock) by an individual or entity could nevertheless cause that individual or entity, or another individual or entity, to own, constructively or beneficially, in excess of 9.8% in value of outstanding capital stock or 9.8% in value or number of outstanding shares of any class or series of capital stock.

In addition to the ownership limits, our certificate of incorporation prohibits any person from actually or constructively owning shares of capital stock to the extent that such ownership would cause any of our income that would otherwise qualify as “rents from real property” for purposes of Section 856(d) of the Code to fail to qualify as such.

Our board of directors has in the past granted ownership limitation waivers and may, in its sole discretion, in the future grant such a waiver to a person exempting them from the ownership limits and certain other REIT limits on ownership and transfer of capital stock described above, and may establish a different limit on ownership for any such person. However, our board of directors may not exempt any person whose ownership of outstanding capital stock in violation of these limits would result in our failing to qualify as a REIT. In order to be considered by our board of directors for an ownership limitation waiver or a different limit on ownership, a person must make such representations and undertakings as are reasonably necessary to ascertain that such person’s beneficial or constructive ownership of capital stock will not now or in the future jeopardize our ability to qualify as a REIT under the Code and must generally agree that any violation or attempted violation of such representations or undertakings (or other action that is contrary to the ownership limits and certain other REIT limits on ownership and transfer of capital stock described above) will result in the shares of capital stock being automatically transferred to a trust as described below. As a condition of its waiver, our board of directors may require an opinion of counsel or Internal Revenue Service ruling satisfactory to our board of directors with respect to our qualification as a REIT and may impose such other conditions as it deems appropriate in connection with the granting of the waiver or a different limit on ownership.

In connection with the waiver of the ownership limits or at any other time, our board of directors may from time to time increase the ownership limits for one or more persons and decrease the ownership limits for all other persons; provided that the new ownership limits may not, after giving effect to such increase and under certain assumptions stated in our certificate of incorporation, result in us being “closely held” within the meaning of Section 856(h) of the Code (without regard to whether the ownership interests are held during the last half of a taxable year). Reduced ownership limits will not apply to any person whose percentage ownership of total shares of capital stock or of the shares of a class or series of capital stock, as applicable, is in excess of such decreased ownership limits until such time as such person’s percentage of total shares of capital stock or of the shares of a class or series of capital stock, as applicable, equals or falls below the decreased ownership limits, but any further acquisition of capital stock in excess of such percentage will be in violation of the ownership limits.

Our certificate of incorporation further prohibits:

•	any person from transferring shares of capital stock if such transfer would result in shares of capital stock being beneficially owned by fewer than 100 persons (determined without reference to any rules of attribution); and

•	any person from beneficially or constructively owning shares of capital stock if such ownership would result in our failing to qualify as a REIT.

The foregoing provisions on transferability and ownership will not apply if our board of directors determines that it is no longer in our best interests to attempt to qualify, or to continue to qualify, as a REIT.

Any person who acquires or attempts or intends to acquire beneficial or constructive ownership of shares of capital stock that will or may violate the ownership limits or any of the other foregoing restrictions on transferability and ownership will be required to give notice to us immediately (or, in the case of a proposed or attempted transaction, at least 15 days prior to such transaction) and provide us with such other information as we may request in order to determine the effect, if any, of such transfer on our qualification as a REIT.

Pursuant to our certificate of incorporation, if there is any purported transfer of our capital stock or other event or change of circumstances that, if effective or otherwise, would violate any of the restrictions described above, then the number of shares causing the violation (rounded up to the nearest whole share) will be automatically transferred to a trust for the exclusive benefit of a designated charitable beneficiary, except that any transfer that results in the violation of the restriction relating to our capital stock being beneficially owned by fewer than 100 persons will be automatically void and of no force or effect. The automatic transfer will be effective as of the close of business on the business day prior to the date of the purported transfer or other event or change of circumstances that requires the transfer to the trust. We refer below to the person that would have owned the shares if they had not been transferred to the trust as the purported transferee. Any ordinary dividend paid to the purported transferee, prior to our discovery that the shares had been automatically transferred to a trust as described above, must be repaid to a trustee designated in accordance with the certificate of incorporation upon demand. Our certificate of incorporation also provides for adjustments to the entitlement to receive extraordinary dividends and other distributions as between the purported transferee and the trust. If the transfer to the trust as described above is not automatically effective, for any reason, to prevent violation of the applicable restriction contained in the our certificate of incorporation, then the transfer of the excess shares will be automatically void and of no force or effect.

Shares of our capital stock transferred to the trustee are deemed to be offered for sale to us or our designee at a price per share equal to the lesser of (i) the price per share in the transaction that resulted in such transfer to the trust or, if the purported transferee did not give value for the shares in connection with the event causing the shares to be held in trust (e.g., in the case of a gift, devise or other such transaction), the market price at the time of such event and (ii) the market price on the date we accept, or our designee accepts, such offer. We have the right to accept such offer until the trustee has sold the shares of our capital stock held in the trust pursuant to the clauses described below. Upon a sale to us, the interest of the charitable beneficiary in the shares sold terminates and the trustee must distribute the net proceeds of the sale to the purported transferee, except that the trustee may reduce the amount payable to the purported transferee by the amount of any ordinary dividends that we paid to the purported transferee prior to our discovery that the shares had been transferred to the trust and that is owed by the purported transferee to the trustee as described above. Any net sales proceeds and extraordinary dividends in excess of the amount payable to the purported transferee shall be immediately paid to the charitable beneficiary, and any ordinary dividends held by the trustee with respect to such capital stock will be promptly paid to the charitable beneficiary.

If we do not buy the shares, the trustee must, as soon as reasonably practicable (and, if the shares are listed on a national securities exchange, within 20 days) after receiving notice from us of the transfer of shares to the trust, sell the shares to a person or entity who could own the shares without violating the restrictions described above. Upon such a sale, the trustee must distribute to the purported transferee an amount equal to the lesser of (i) the price paid by the purported transferee for the shares or, if the purported transferee did not give value for the shares in connection with the event causing the shares to be held in trust (e.g., in the case of a gift, devise or other such transaction), the market price of the shares on the day of the event causing the shares to be held in the trust, and (ii) the sales proceeds (net of commissions and other expenses of sale) received by the trustee for the shares. The trustee may reduce the amount payable to the purported transferee by the amount of any ordinary dividends that we paid to the purported transferee before our discovery that the shares had been transferred to the trust and that is owed by the purported transferee to the trustee as described above. Any net sales proceeds in excess of the amount payable to the purported transferee will be immediately paid to the charitable beneficiary, together with any ordinary dividends held by the trustee with respect to such capital stock. In addition, if prior to discovery by us that shares of our capital stock have been transferred to a trust, such shares of capital stock are sold by a purported transferee, then such shares will be deemed to have been sold on behalf of the trust and, to the extent that the purported transferee received an amount for or in respect of such shares that exceeds the amount that such purported transferee was entitled to receive as described above, such excess amount shall be paid to the trustee upon demand. The purported transferee has no rights in the shares held by the trustee.

The trustee will be indemnified by us or from the proceeds of sales of capital stock in the trust for its costs and expenses reasonably incurred in connection with conducting its duties and satisfying its obligations under our certificate of incorporation. The trustee will also be entitled to reasonable compensation for services provided as determined by agreement between the trustee and the board of directors, which compensation may be funded by us or the trust. If we pay any such indemnification or compensation, we are entitled on a first priority basis (subject to the trustee’s indemnification and compensation rights) to be reimbursed from the trust. To the extent the trust funds any such indemnification and compensation, the amounts available for payment to a purported transferee (or the charitable beneficiary) would be reduced.

The trustee will be designated by us and must be unaffiliated with us and with any purported transferee. Prior to the sale of any shares by the trust, the trustee will receive, in trust for the beneficiary, all distributions paid by us with respect to the shares, and may also exercise all voting rights with respect to the shares.

Subject to the DGCL, effective as of the date that the shares have been transferred to the trust, the trustee will have the authority, at the trustee’s sole discretion:

•	to rescind as void any vote cast by a purported transferee prior to our discovery that the shares have been transferred to the trust; and

•	to recast the vote in accordance with the desires of the trustee acting for the benefit of the charitable beneficiary of the trust.

However, if we have already taken corporate action, then the trustee may not rescind and recast the vote.

In addition, if the board of directors determines that a proposed or purported transfer would violate the restrictions on ownership and transfer of our capital stock set forth in our certificate of incorporation, the board of directors may take such action as it deems advisable to refuse to give effect to or to prevent such violation, including but not limited to, causing us to repurchase shares of our capital stock, refusing to give effect to the transfer on our books or instituting proceedings to enjoin the transfer.

From time to time, at our request, every person that is an owner of 5% or more (or such lower percentage as required by the Code or the Treasury regulations thereunder) of the outstanding shares of any class or series of our capital stock, must provide us written notice of its name and address, the number of shares of each class and series of our capital stock that the person beneficially owns and a description of the manner in which the shares are held. Each such owner must also provide us with such additional information as we may request in order to determine the effect, if any, of such owner’s beneficial ownership on our qualification as a REIT and to ensure compliance with the ownership limits. In addition, each beneficial owner or constructive owner of our capital stock, and any person (including the stockholder of record) who is holding shares of our capital stock for a beneficial owner or constructive owner will, upon demand, be required to provide us with such information as we may request in good faith in order to determine our qualification as a REIT and to comply with the requirements of any taxing authority or governmental authority or to determine such compliance.

Anti-takeover effects of provisions of our certificate of incorporation, bylaws and Delaware law

Provisions of our certificate of incorporation and bylaws may delay or discourage transactions involving an actual or potential change in control or change in our management, including transactions in which stockholders might otherwise receive a premium for their shares, or transactions that our stockholders might otherwise deem to be in their best interests. Therefore, these provisions could adversely affect the price of our common stock.

Among other things, our certificate of incorporation and bylaws:

•	permit our board of directors to issue up to 100,000,000 shares of preferred stock, with any rights, preferences and privileges as they may designate;

•	provide that, subject to the terms of any series of preferred stock, the authorized number of directors may be changed only by resolution of the board of directors;

•	provide that, subject to the terms of any series of preferred stock, all vacancies, including newly created directorships, may, except as otherwise required by law, be filled by the affirmative vote of a majority of directors then in office, even if less than a quorum;

•	eliminate the personal liability of our directors for monetary damages resulting from breaches of their fiduciary duty to the extent permitted by the DGCL and indemnify our directors and officers to the fullest extent permitted by the DGCL;

•	provide that stockholders seeking to present proposals before a meeting of stockholders or to nominate candidates for election as directors at a meeting of stockholders must provide notice in writing in a timely manner, and also specify requirements as to the form and content of a stockholder’s notice;

•	do not provide for cumulative voting rights, therefore allowing the holders of a majority of the shares of common stock entitled to vote in any election of directors to elect all of the directors standing for election, if they should so choose;

•	provide that, subject to exceptions, certain waivers we may grant and constructive ownership rules, no person may own, or be deemed to own by virtue of the attribution provisions of the Code, in excess of (i) 9.8% in value of the outstanding shares of all classes or series of Equinix stock or (ii) 9.8% in value or number (whichever is more restrictive) of the outstanding shares of any class or series of Equinix stock (as described above in “Restrictions on Ownership and Transfer”);

•	provide that our bylaws can be amended or repealed at any regular or special meeting of stockholders or by the board of directors;

•

permit stockholders to act by written consent so long as stockholders holding at least 25% of the voting power of the outstanding capital stock request that the board of directors set a record date for the action by written consent, and in connection with such a request for the establishment of a record date, provide certain information, make certain representations and comply with certain requirements relating to the proposed action and their ownership of our stock; and

•	provide that special meetings of our stockholders may be called in limited circumstances. Special meetings of stockholders may be called by our board of directors or the chairman of the board of directors, the President or the Secretary and may not be called by any other person. A special meeting of stockholders shall be called by our Secretary at the written request of holders of record of at least 25% of the voting power of our outstanding capital stock entitled to vote on the matters to be brought before the proposed special meeting.

Delaware takeover statute. We are subject to Section 203 of the DGCL, which regulates corporate acquisitions. DGCL Section 203 restricts the ability of certain Delaware corporations, including those whose securities are listed on the NASDAQ Global Select Market, from engaging under certain circumstances in a business combination with any interested stockholder for three years following the date that such stockholder became an interested stockholder. For purposes of DGCL Section 203, a business combination includes, among other things, a merger or consolidation involving us and the interested stockholder and the sale of 10% or more of our assets. In general, DGCL Section 203 defines an interested stockholder as any entity or person beneficially owning 15% or more of our outstanding voting stock and any entity or person affiliated with or controlling or controlled by such entity or person. A Delaware corporation may opt out of DGCL Section 203 with an express provision in its original certificate of incorporation or an express provision in its certificate of incorporation or bylaws resulting from amendments approved by the holders of at least a majority of the corporation’s outstanding voting shares. We have not opted out of the provisions of DGCL Section 203 in our certificate of incorporation or bylaws.

Forum selection

Our bylaws include a forum selection provision providing that, unless the Company consents in writing, a state court located in the State of Delaware (or, if no state court located within the State of Delaware has jurisdiction, the federal district court for the District of Delaware) will be the sole and exclusive forum for any stockholder to bring any derivative action, any action asserting a claim of breach of fiduciary duties, any action asserting a claim arising from a provision of the Delaware General Corporation Law or the certificate of incorporation or our bylaws or any action asserting a claim governed by the internal affairs doctrine.

Transfer agent and registrar

The transfer agent and registrar for the shares of our common stock is Computershare Trust Company.

Dividends

In October 2014, our Board of Directors declared a special distribution of $416.0 million, or approximately $7.57 per share (the “2014 Special Distribution”), to our common stockholders in connection with our plan to convert to a REIT. The 2014 Special Distribution was paid on November 25, 2014 to our common stockholders of record as of the close of business on October 27, 2014. Common stockholders had the option to elect to receive payment of the 2014 Special Distribution in the form of stock or cash, with the total cash payment to all stockholders limited to no more than 20% of the total distribution. The number of shares distributed was determined based upon common stockholder elections and the average closing price of our common stock on the three trading days commencing on November 18, 2014 or $224.45 per share. As such, we issued 1.5 million shares of our common stock and paid $83.3 million in connection with the 2014 Special Distribution.

We began paying quarterly dividends in 2015 in connection with our conversion to a REIT effective January 1, 2015.

On September 28, 2015, we declared a special distribution of $627.0 million on our shares of common stock in connection with our conversion to a REIT, which was paid to our stockholders of record as of October 8, 2015. Common stockholders elected to receive payment of this special distribution in the form of stock or cash, with the total cash payment to all stockholders limited to no more than 20% of the total distribution. We issued approximately 1.69 million shares of our common stock and paid an aggregate of approximately $125.5 million in connection with this special distribution.

In addition to the 2015 special distribution, since January 1, 2015, we declared the following cash dividends on our common stock:

Declaration Date	Payment Date	Record Date	Dividend per Share
February 19, 2015	March 25, 2015	March 11, 2015	$1.69
May 7, 2015	June 17, 2015	May 27, 2015	1.69
July 29, 2015	September 16, 2015	August 26, 2015	1.69
October 28, 2015	December 16, 2015	December 9, 2015	1.69
February 18, 2016	March 23, 2016	March 9, 2016	1.75
May 4, 2016	June 15, 2016	May 25, 2016	1.75
August 3, 2016	September 14, 2016	August 24, 2016	1.75
November 2, 2016	December 14, 2016	November 16, 2016	1.75
February 15, 2017	March 22, 2017	February 27, 2017	2.00
April 26, 2017	June 21, 2017	May 24, 2017	2.00
August 2, 2017	September 20, 2017	August 23, 2017	2.00
November 1, 2017	December 13, 2017	November 15, 2017	2.00

A REIT generally is required to distribute at least 90% of its REIT taxable income to its stockholders, though generally we expect to distribute all or substantially all of our REIT taxable income. Our board of directors, in its sole discretion, will determine on a quarterly basis the amount of cash to be distributed to our stockholders based on a number of factors including, but not limited to, our results of operations, cash flow and capital requirements, economic conditions, tax considerations, borrowing capacity and other factors, including debt covenant restrictions that may impose limitations on cash payments, future acquisitions and divestitures and any stock repurchase program. Our ability to pay dividends is also limited by the terms of our credit facility and the indentures governing our outstanding senior notes. Consequently, our distribution levels may fluctuate.

Material U.S. federal income tax considerations

The following supplements and updates the summary of U.S. federal income tax considerations relating to the acquisition, ownership and disposition of our common stock contained in Exhibit 99.1 to our Current Report on Form 8-K filed with the SEC on March 2, 2017, or our REIT Taxation Current Report, which is incorporated in this prospectus supplement by reference. Sullivan & Worcester LLP has rendered a legal opinion that the discussions in this section and in Exhibit 99.1 to our REIT Taxation Current Report in all material respects are the material U.S. federal income tax considerations relevant to owners of our common stock, and the opinions of counsel referred to here and in that section represent Sullivan & Worcester LLP’s opinions on those subjects.

Specifically, subject to qualifications and assumptions contained in its opinion and in Exhibit 99.1 to our REIT Taxation Current Report, Sullivan & Worcester LLP has given an opinion to the effect that, commencing with our taxable year ended December 31, 2015, we have been organized and have operated in conformity with the requirements for qualification and taxation as a REIT under the Code, and that our actual method of operation has enabled us, and our proposed method of operation will continue to enable us, to meet the requirements for qualification and taxation as a REIT under the Code, it being understood that our actual qualification for taxation as a REIT, however, will depend on our continued ability to meet, and our meeting, through actual annual operating results and distributions, the various qualification tests under the Code.

Subject to the detailed discussion contained in Exhibit 99.1 to our REIT Taxation Current Report, we believe that we have qualified for taxation, and we intend to remain qualified for taxation, as a REIT under the Code. As a REIT, we generally will not be subject to U.S. federal income tax on our net income distributed as dividends to our stockholders. Our distributions to you generally are includable in your income as dividends to the extent these distributions do not exceed allocable current or accumulated earnings and profits; distributions in excess of allocable current or accumulated earnings and profits generally are treated for U.S. federal income tax purposes as a return of capital to the extent of your basis in our stock, and reduce your basis.

We encourage you to consult your tax advisor regarding the specific U.S. federal, state, local, foreign and other tax consequences to you of the acquisition, ownership and disposition of our common stock.

Plan of distribution

We have entered into an equity distribution agreement, dated as of August 4, 2017, with the Sales Agents, under which we may issue and sell shares of our common stock having an aggregate offering price of up to $750,000,000 from time to time through or to the Sales Agents, as our sales agents and/or principals. In no event will the aggregate shares of our common stock sold through or to the Sales Agents under the equity distribution agreement have an aggregate offering price in excess of $750,000,000.

The sales, if any, of shares of our common stock under the equity distribution agreement will be made in “at the market” offerings as defined in Rule 415 under the Securities Act, including, without limitation, sales made directly on the NASDAQ, the existing trading market for our common stock, sales made by means of ordinary brokers’ transactions, or sales made to or through a market maker or through an electronic communications network. In addition, our common stock may be offered and sold by such other methods, including privately negotiated transactions, as we and the Sales Agents may agree.

We will report at least quarterly the number of shares of our common stock sold through or to the Sales Agents, as sales agents and/or principals, in at-the-market offerings and the net proceeds received by us in connection with such sales of our common stock.

Sales of our common stock as contemplated by this prospectus supplement will be settled through the facilities of The Depository Trust Company or by such other means as we and the Sales Agents may agree upon. In connection with any sale of our common stock hereunder, each Sales Agent may be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation paid to each Sales Agent may be deemed to be underwriting commissions or discounts. We have agreed to indemnify each Sales Agent with respect to certain liabilities, including liabilities under the Securities Act or the Exchange Act, or contribute to payments that such Sales Agent may be required to make in respect of those liabilities.

We have agreed to pay certain fees, costs and expenses of external counsel to the Sales Agents in connection with the equity distribution agreement and the offering hereby, including in connection with initial documentation of the offering contemplated by this prospectus supplement and certain fees and expenses in connection with continuing due diligence.

We have represented to the Sales Agents that our common stock is an “actively traded security” exempted from the requirements of Rule 101 of Regulation M under the Exchange Act by Rule 101(c)(1) thereunder. If the Sales Agents or we have reason to believe that the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the Exchange Act are not satisfied, that party will promptly notify the others and sales of common stock under the equity distribution agreement will be suspended until that or other exemptive provisions have been satisfied in the judgment of the Sales Agents and us.

The offering of our common stock pursuant to the equity distribution agreement will terminate upon the earlier of (1) the sale of all of our common stock subject to the equity distribution agreement and (2) termination of the equity distribution agreement by either us or, with respect to any Sales Agent, such Sales Agent, at any time in the respective party’s sole discretion, provided, however, that the equity distribution agreement and the obligations thereunder will remain in full force and effect with respect to the Sales Agents that have not so terminated their obligations.

The equity distribution agreement provides that we may also in the future enter into one or more terms agreements with one or more of the Sales Agents from time to time, on terms mutually satisfactory to us and such Sales Agent, to the extent we determine to sell shares of our common stock under the equity distribution agreement directly to such Sales Agent as principal.

The expenses in connection with the initiation of the at-the-market offering incurred by the Company, excluding sale commissions, are estimated at $750,000 and are payable by us.

Our common stock is listed on the NASDAQ Global Select Market under the symbol “EQIX.”

Sales through the Sales Agents

Pursuant to the equity distribution agreement, sales of our common stock may be made through only one Sales Agent at any time. We may, in our discretion and upon notice to the Sales Agents, from time to time change the Sales Agent through which sales of our common stock may be made under the equity distribution agreement. From time to time during the term of the equity distribution agreement, we may instruct the selling Sales Agent to sell shares of our common stock as set forth in the equity distribution agreement, specifying in our discretion in such instruction the length of the selling period, the maximum amount of shares of our common stock to be sold, the minimum price below which sales may not be made, and other limitations as mutually agreed between us and the selling Sales Agent. Upon receipt of such instruction from us, and subject to the terms and conditions of the equity distribution agreement, the Sales Agents have agreed to use their commercially reasonable efforts, consistent with their normal trading and sales practices and applicable law and regulations, to sell such shares of our common stock on such terms. We or any Sales Agent may suspend the offering of our common stock at any time upon proper notice to the other parties, at which time the sales of our common stock under the equity distribution agreement will immediately terminate for the specified period of time. Settlement for sales of our common stock will occur on the second trading date following the date such sales were made. The obligation of the Sales Agents to sell shares of our common stock pursuant to the equity distribution agreement is subject to a number of conditions, which the Sales Agents may waive in their sole discretion.

The obligations of the Sales Agents under the equity distribution agreement, including their agreement to sell shares of our common stock on our behalf, are several and not joint.

We will pay the relevant Sales Agent a commission at a mutually agreed rate that will not exceed, but may be lower than, 2.0% of the gross sales price of the relevant shares of common stock issued by us and sold through such Sales Agent as our sales agent under the equity distribution agreement.

We have agreed that, without at least three business days’ prior written notice to the selling Sales Agent, we will not, subject to certain exceptions, at any time that we have instructed such Sales Agent to sell shares pursuant to the equity distribution agreement but such instructions have not been fulfilled, settled or cancelled:

•	sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to sell or otherwise dispose of or agree to dispose of, directly or indirectly, any of our common stock or securities convertible into or exchangeable or exercisable for our common stock or warrants or other rights to purchase our common stock or any other securities of the Company that are substantially similar to the common stock; or

•	permit the registration under the Securities Act of any of our common stock.

In addition to certain limited exceptions, the restrictions described in the immediately preceding paragraph do not apply to certain transactions, including, among other things: issuances of shares of common stock pursuant to employee benefit plans or qualified unit option plans or in connection with acquisitions. In the event any notice is given as contemplated above, the Sales Agents may suspend activity under the equity distribution agreement for such period of time as may be requested by us or as may be deemed appropriate by the Sales Agents.

The Sales Agents, in their capacity as agents, will not engage in any prohibited stabilizing transactions.

Relationships with Sales Agents

The Sales Agents and their respective affiliates are full-service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, market making, financing and brokerage activities.

Certain of the Sales Agents and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions and reimbursement of expenses for these transactions. Affiliates of certain Sales Agents are lenders and/or agents under our credit facility, and certain Sales Agents and their affiliates may from time to time hold our senior notes for their own account. To the extent we use the net proceeds of this offering to reduce indebtedness outstanding under our credit facility or our senior notes, such Sales Agents or affiliates thereof, as applicable, will receive a pro rata portion of such payments. Certain of the Sales Agents have acted as underwriters for our existing senior notes. Certain of the Sales Agents or their affiliates are customers of ours and engage in transactions with us or our affiliates in the ordinary course of business.

In addition, from time to time, certain of the Sales Agents and their affiliates may effect transactions for their own account or the account of customers, and hold on behalf of themselves or their customers, long or short positions in our debt or equity securities or loans, and may do so in the future. In the ordinary course of their various business activities, the Sales Agents and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of the issuer. The Sales Agents and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

You should be aware that the laws and practices of certain countries require investors to pay stamp taxes and other charges in connection with purchases of securities.

Notice to prospective investors

Each purchaser of shares of our common stock that is (1) an employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), (2) a plan or account subject to Section 4975 of the Code or (3) an entity deemed to hold “plan assets” of any such employee benefit plan, plan or account, by acceptance of a share of our common stock, will be deemed to have represented and warranted that a fiduciary acting on its behalf is causing it to purchase shares of our common stock and that such fiduciary:

a)	Is a bank, an insurance carrier, a registered investment adviser, a registered broker-dealer or an independent fiduciary with at least $50 million of assets under management or control as specified in 29 CFR Section 2510.3-21(c)(1)(i) (excluding an IRA owner or a relative of an IRA owner if the purchaser is an IRA);

b)	Is independent (for purposes of 29 CFR Section 2510.3-21(c)(1)) of the issuer, each Sales Agent and their respective affiliates (the “Transaction Parties”);

c)	Is capable of evaluating investment risks independently, both in general and with regard to particular transactions and investment strategies, including the purchaser’s transactions with the Transaction Parties hereunder;

d)	Has been advised that none of the Transaction Parties has undertaken or will undertake to provide impartial investment advice, or has given or will give advice in a fiduciary capacity, in connection with the purchaser’s transactions with the Transaction Parties contemplated hereby;

e)	Is a “fiduciary” under Section 3(21)(A) of ERISA or Section 4975(e)(3) of the Code, or both, as applicable, with respect to, and is responsible for exercising independent judgment in evaluating, the purchaser’s transactions with the Transaction Parties contemplated hereby; and

f)	Understands and acknowledges the existence and nature of the underwriting discounts, commissions and fees, and any other related fees, compensation arrangements or financial interests, described in this prospectus supplement; and understands, acknowledges and agrees that no such fee or other compensation is a fee or other compensation for the provision of investment advice, and that none of the Transaction Parties, nor any of their respective directors, officers, members, partners, employees, principals or agents has received or will receive a fee or other compensation from the purchaser or such fiduciary for the provision of investment advice (rather than other services) in connection with the purchaser’s transactions with the Transaction Parties contemplated hereby.

Notice to prospective investors in the European Economic Area

In relation to each member state of the European Economic Area, no offer of shares which are the subject of the offering has been, or will be made to the public in that Member State, other than under the following exemptions under the Prospectus Directive:

A.	to any legal entity which is a qualified investor as defined in the Prospectus Directive;

B.	to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive), subject to obtaining the prior consent of the Sales Agents for any such offer; or

C.	in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of shares referred to in (a) to (c) above shall result in a requirement for the Company or any Sales Agent to publish a prospectus pursuant to Article 3 of the Prospectus Directive, or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

Each person located in a Member State to whom any offer of shares is made or who receives any communication in respect of any offer of shares, or who initially acquires any shares will be deemed to have represented, warranted, acknowledged and agreed to and with each Sales Agent and the Company that (1) it is a “qualified investor” within the meaning of the law in that Member State implementing Article 2(1)(e) of the Prospectus Directive; and (2) in the case of any shares acquired by it as a financial intermediary as that term is used in Article 3(2) of the Prospectus Directive, the shares acquired by it in the offering have not been acquired on behalf of, nor have they been acquired with a view to their offer or resale to, persons in any Member State other than qualified investors, as that term is defined in the Prospectus Directive, or in circumstances in which the prior consent of the Sales Agents have been given to the offer or resale; or where shares have been acquired by it on behalf of persons in any Member State other than qualified investors, the offer of those shares to it is not treated under the Prospectus Directive as having been made to such persons.

The Company, the Sales Agents and their respective affiliates will rely upon the truth and accuracy of the foregoing representations, acknowledgments and agreements.

This prospectus supplement has been prepared on the basis that any offer of shares in any Member State will be made pursuant to an exemption under the Prospectus Directive from the requirement to publish a prospectus for offers of shares. Accordingly any person making or intending to make an offer in that Member State of shares which are the subject of the offering contemplated in this prospectus supplement may only do so in circumstances in which no obligation arises for the Company or any of the Sales Agents to publish a prospectus pursuant to Article 3 of the Prospectus Directive in relation to such offer. Neither the Company nor any of the Sales Agents have authorized, nor do they authorize, the making of any offer of shares in circumstances in which an obligation arises for the Company or the Sales Agents to publish a prospectus for such offer.

For the purposes of this provision, the expression an “offer of shares to the public” in relation to any shares in any Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the shares to be offered so as to enable an investor to decide to purchase or subscribe the shares, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, the expression “Prospectus Directive” means Directive 2003/71/EC (as amended) and includes any relevant implementing measure in each Member State.

The above selling restriction is in addition to any other selling restrictions set out below.

Notice to prospective investors in the United Kingdom

In addition, in the United Kingdom, this document is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are “qualified investors” (as defined in the Prospectus Directive) (i) who have professional experience in matters relating to investments falling within Article 19 (5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Order”) and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”).

Any person in the United Kingdom that is not a relevant person should not act or rely on the information included in this document or use it as basis for taking any action. In the United Kingdom, any investment or investment activity that this document relates to may be made or taken exclusively by relevant persons. Any person in the United Kingdom that is not a relevant person should not act or rely on this document or any of its contents.

Notice to prospective investors in Canada

The shares may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the shares must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the Sales Agents are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Notice to prospective investors in the Dubai International Financial Centre

This prospectus supplement relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority (“DFSA”). This prospectus supplement is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for the prospectus supplement. The shares to which this prospectus supplement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the shares offered should conduct their own due diligence on the shares. If you do not understand the contents of this prospectus supplement you should consult an authorized financial advisor.

Notice to prospective investors in Australia

No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission (“ASIC”), in relation to the offering. This prospectus supplement does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (the “Corporations Act”), and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

Any offer in Australia of the shares may only be made to persons (the “Exempt Investors”) who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the shares without disclosure to investors under Chapter 6D of the Corporations Act.

The shares applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring shares must observe such Australian on-sale restrictions.

This prospectus supplement contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus supplement is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

Notice to prospective investors in Hong Kong

The shares have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance. No advertisement, invitation or document relating to the shares has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.

Notice to prospective investors in Switzerland

The Company has not and will not register with the Swiss Financial Market Supervisory Authority (“FINMA”) as a foreign collective investment scheme pursuant to Article 119 of the Federal Act on Collective Investment Scheme of 23 June 2006, as amended (“CISA”), and accordingly the shares being offered pursuant to this prospectus supplement have not and will not be approved, and may not be licenseable, with FINMA. Therefore, the shares have not been authorized for distribution by FINMA as a foreign collective investment scheme pursuant to Article 119 CISA and the shares offered hereby may not be offered to the public (as this term is defined in Article 3 CISA) in or from Switzerland. The shares may solely be offered to “qualified investors,” as this term is defined in Article 10 CISA, and in the circumstances set out in Article 3 of the Ordinance on Collective Investment Scheme of 22 November 2006, as amended (“CISO”), such that there is no public offer. Investors, however, do not benefit from protection under CISA or CISO or supervision by FINMA. This prospectus supplement and any other materials relating to the shares are strictly personal and confidential to each offeree and do not constitute an offer to any other person. This prospectus supplement may only be used by those qualified investors to whom it has been handed out in connection with the offer described herein and may neither directly or indirectly be distributed or made available to any person or entity other than its recipients. It may not be used in connection with any other offer and shall in particular not be copied and/or distributed to the public in Switzerland or from Switzerland. This prospectus supplement does not constitute an issue prospectus supplement as that term is understood pursuant to Article 652a and/or 1156 of the Swiss Federal Code of Obligations. The Company has not applied for a listing of the shares on the SIX Swiss Exchange or any other regulated shares market in Switzerland, and consequently, the information presented in this prospectus supplement does not necessarily comply with the information standards set out in the listing rules of the SIX Swiss Exchange and corresponding prospectus supplement schemes annexed to the listing rules of the SIX Swiss Exchange.

Notice to prospective investors in Japan

The shares have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (the Financial Instruments and Exchange Law) and each Sales Agent has agreed that it will not offer or sell any shares, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

Notice to prospective investors in Singapore

This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares may not be circulated or distributed, nor may the shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the shares are subscribed or purchased under Section 275 by a relevant person which is: (a) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest in that trust shall not be transferable for 6 months after that corporation or that trust has acquired the shares under Section 275 except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA; (2) where no consideration is given for the transfer; or (3) by operation of law.

Legal matters

The legality of the common stock offered hereby will be passed upon for us by Davis Polk & Wardwell LLP, Menlo Park, California. Sullivan & Worcester LLP, Boston, Massachusetts, will pass upon our qualification and taxation as a REIT. Certain legal matters will be passed upon for the Sales Agents by Cahill Gordon & Reindel LLP, New York, New York.

Experts

The financial statements incorporated in this Prospectus Supplement by reference to Equinix, Inc.’s Current Report on Form 8-K dated August 3, 2017 and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in the Prospectus Supplement by reference to the Annual Report on Form 10-K of Equinix, Inc. for the year ended December 31, 2016 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The audited historical consolidated financial statements of Telecity Group Limited (formerly Telecity Group plc) as of December 31, 2015 and 2014 and for each of the three years ended December 31, 2015 included as Exhibit 99.2 of Equinix, Inc.’s Current Report on Form 8-K/A dated March 7, 2017 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

The abbreviated financial statements of Verizon Communications Inc.’s (“Verizon”) Selected Sites of Verizon’s Colocation and Data Center Interconnect Operations (“Group”), which comprise the Statements of Assets Acquired and Liabilities Assumed as of December 31, 2016 and 2015 and the related Statements of Net Revenues and Direct Expenses for each of the three years in the period ended December 31, 2016 (“Abbreviated Statements”) appearing in Equinix, Inc.’s Current Report on Form 8-K/A dated March 7, 2017 have been audited by Ernst & Young LLP, independent certified public accountants, as set forth in their report thereon, included therein, and incorporated herein by reference. Such Abbreviated Statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

PROSPECTUS

Equinix, Inc.

Common Stock

Preferred Stock

Debt Securities

Warrants

Purchase Contracts

Units

We may offer from time to time common stock, preferred stock, debt securities, warrants, purchase contracts or units. We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. In addition, certain selling securityholders to be identified in supplements to this prospectus may offer and sell these securities from time to time. Specific amounts and terms of these securities will be provided in supplements to this prospectus. You should read this prospectus and any supplement carefully before you invest.

Investing in these securities involves certain risks. See “Risk Factors” beginning on page 3 before you make your investment decision.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 7, 2017

We have not authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information contained in or incorporated by reference in this prospectus or any prospectus supplement or in any such free writing prospectus is accurate as of any date other than their respective dates.

Unless otherwise indicated, the terms “Equinix,” the “company,” “us,” “we” and “our” refer to Equinix, Inc. and its consolidated subsidiaries, unless the context otherwise requires.

i

EQUINIX, INC.

Equinix, Inc. connects approximately 9,500 companies directly to their customers and partners inside the world’s most interconnected data centers. Today, businesses leverage the Equinix interconnection platform in 48 strategic markets across the Americas, Asia-Pacific, and Europe, Middle East and Africa (EMEA). Equinix operates as a real estate investment trust for federal income tax purposes (“REIT”).

Our principal executive offices are located at One Lagoon Drive, Redwood City, CA 94065 and our telephone number is (650) 598-6000. Our website is located at www.equinix.com. Information contained on or accessible through our website is not part of this prospectus.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the SEC utilizing a “shelf” registration process. Under this shelf process, we or the selling securityholders may sell any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we or the selling securityholders may offer. Each time we or the selling securityholders sell securities pursuant to the registration statement of which this prospectus forms a part, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”

FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement and the documents incorporated by reference herein or therein contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements contained in this prospectus or any prospectus supplement or incorporated by reference herein or therein are based upon current expectations that involve risks and uncertainties. Any statements contained in this prospectus or any prospectus supplement or incorporated by reference herein or therein that are not statements of historical fact may be deemed to be forward-looking statements. For example, the words “believes,” “anticipates,” “plans,” “expects,” “intends” and similar expressions are intended to identify forward-looking statements. Our actual results and the timing of certain events may differ significantly from the results discussed in the forward-looking statements. Factors that might cause such a discrepancy include, but are not limited to, those discussed in the “Risk Factors” section, in addition to the other information set forth in this prospectus or any prospectus supplement or incorporated by reference herein or therein. We claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 for all forward-looking statements. All forward-looking statements contained in this prospectus or any prospectus supplement or incorporated by reference herein or therein are based on information available to us as of their respective dates and we assume no obligation to update any such forward-looking statements. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including, but not limited to, those set forth under “Risk Factors” in this prospectus, our Annual Report on Form 10-K for the year ended December 31, 2016 and our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2017, June 30, 2017 and September 30, 2017. You should carefully consider the risks described in the “Risk Factors” section, in addition to the other information set forth in this prospectus or any prospectus supplement or incorporated by reference herein or therein, before making an investment decision.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document that we file at the Public Reference Room of the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains an Internet site at www.sec.gov, from which interested persons can electronically access our SEC filings, including the registration statement and the exhibits and schedules thereto. Other information about us is also on our website at www.equinix.com. However, except for the information specifically incorporated by reference herein as set forth below, the information on or accessible through the SEC’s website and the information on or accessible through our website do not constitute a part of this prospectus.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and all documents subsequently filed with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, prior to the termination of the offering under this prospectus:

•	Current Reports on Form 8-K filed on January 9, 2017, February 22, 2017, March 2, 2017, March 14, 2017, March 22, 2017, May 1, 2017, June 2, 2017, June 12, 2017, July 19, 2017, August 3, 2017, August 4, 2017, August 16, 2017, September 11, 2017 and September 20, 2017 and our Current Reports on Form 8-K/A filed on March 7, 2017 and November 7, 2017;

•	Quarterly Reports on Form 10-Q for the quarters ended March 31, 2017, June 30, 2017 and September 30, 2017;

•	Annual Report on Form 10-K for the year ended December 31, 2016, including portions of our Definitive Proxy Statement on Schedule 14A filed on April 21, 2017, to the extent specifically incorporated by reference into such Annual Report on Form 10-K; and

•	The description of our outstanding Common Stock contained in our Registration Statement No. 000-31293 on Form 8-A filed with the SEC on August 9, 2000, pursuant to Section 12 of the Securities Exchange Act of 1934, as amended, including any amendment or report filed for the purpose of updating such description.

We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed above or filed in the future, that are not deemed “filed” with the SEC, including any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or certain exhibits furnished pursuant to Item 9.01 of Form 8-K.

You may request, and we will provide you with, a copy of these filings, at no cost, by calling us at (650) 598-6000 or by writing to us at the following address:

Equinix, Inc.

One Lagoon Drive

Redwood City, CA 94065

Attn: Investor Relations

RISK FACTORS

An investment in our securities involves significant risks. Before purchasing any securities, you should carefully consider and evaluate all of the information included and incorporated by reference or deemed to be incorporated by reference in this prospectus or the applicable prospectus supplement, including the risk factors incorporated by reference herein from our Annual Report on Form 10-K for the year ended December 31, 2016, as updated by annual, quarterly and other reports and documents we file with the SEC after the date of this prospectus and that are incorporated by reference herein or in the applicable prospectus supplement. Our business, results of operations or financial condition could be adversely affected by any of these risks or by additional risks and uncertainties not currently known to us or that we currently consider immaterial.

USE OF PROCEEDS

Unless otherwise indicated in a prospectus supplement, the net proceeds from the sale of the securities will be used for general corporate purposes, including working capital, acquisitions, retirement of debt and other business opportunities.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our consolidated ratio of earnings to fixed charges:

	Nine Months Ended	Years Ended
	September 30, 2017	December 31, 2016	December 31, 2015	December 31, 2014	December 31, 2013	December 31, 2012
Ratio of earnings to fixed charges	1.4x	1.3x	1.6x	1.2x	1.4x	1.6x

In calculating the ratio of earnings to fixed charges, earnings consist of net income (loss) from continuing operations before income tax expense and fixed charges. Fixed charges consist of interest expense, including such portion of rental expense that was attributed to interest, and amortization of capitalized interest. The portion of rent expense that was attributed to interest represents a reasonable approximation of the interest factor. We have not included a ratio of earnings to combined fixed charges and preferred stock dividends because we do not have any preferred stock outstanding as of the date of this prospectus.

DESCRIPTION OF CAPITAL STOCK

The following summary of the terms of our capital stock is not meant to be complete and is qualified by reference to the relevant provisions of the Delaware General Corporation Law (the “DGCL”) and our amended and restated certificate of incorporation (our “certificate of incorporation”) and our amended and restated bylaws (our “bylaws”). Our certificate of incorporation and bylaws are incorporated by reference as exhibits to the registration statement of which this prospectus forms a part. See “Where You Can Find More Information” above.

Authorized Capital Stock

Under our certificate of incorporation, our authorized capital stock consists of 300,000,000 shares of common stock, par value $0.001 per share, and 100,000,000 shares of preferred stock, $0.001 par value per share. At September 30, 2017, there were issued and outstanding:

•	78,233,670 shares of our common stock (not counting shares held in treasury);

•	employee restricted stock units for an aggregate of 1,318,587 shares of our common stock;

•	employee stock options to purchase an aggregate of 6,896 shares of our common stock; and

•	zero shares of our preferred stock.

Common Stock

The holders of our common stock are entitled to one vote per share on all matters to be voted on by the stockholders. Subject to preferences that may be applicable to any outstanding preferred stock, the holders of common stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by the board of directors out of funds legally available for the payment of dividends. All dividends are non-cumulative. In the event of the liquidation, dissolution or winding up of Equinix, the holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities, subject to prior distribution rights of preferred stock, if any, then outstanding. Our common stock has no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to the common stock. All outstanding shares of our common stock are fully paid and nonassessable.

Our common stock is listed on the NASDAQ Global Select Market under the symbol “EQIX.”

Preferred Stock

Preferred stock may be issued from time to time in one or more series, each of which is to have the voting powers, designation, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof as are stated and expressed in our certificate of incorporation, or in a resolution or resolutions providing for the issue of that series adopted by our board of directors.

Our board of directors has the authority, without stockholder approval, to create one or more series of preferred stock and, with respect to each series, to fix or alter as permitted by law, among other things, the number of shares of the series and the designation thereof, dividend rights, dividend rate, conversion rights, voting rights, rights and terms of any redemption, redemption price or prices and liquidation preferences.

When we or the selling securityholders offer to sell a particular series of preferred stock, we will describe the specific terms of the securities in a supplement to this prospectus. The preferred stock will be issued under a certificate of designations relating to each series of preferred stock and is also subject to our certificate of incorporation.

The transfer agent for each series of preferred stock will be described in the prospectus supplement.

Restrictions on Ownership and Transfer

To facilitate compliance with the ownership limitations applicable to a REIT under the Internal Revenue Code of 1986, as amended (the “Code”), our certificate of incorporation contains restrictions on the ownership and transfer of our capital stock.

These ownership and transfer restrictions could delay, defer or prevent a transaction or a change in control that might involve a premium price for our common stock or that our stockholders might otherwise deem to be in their best interests.

For us to qualify for taxation as a REIT under the Code, our capital stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year. Also, not more than 50% of the value of the outstanding shares of our capital stock may be owned, directly or indirectly, by five or fewer “individuals” (as defined in the Code to include certain entities such as private foundations) during the last half of a taxable year. To facilitate compliance with these ownership requirements and other requirements for continued qualification as a REIT and to otherwise protect us from the consequences of a concentration of ownership among our stockholders, our certificate of incorporation contains provisions restricting the ownership or transfer of shares of capital stock.

The relevant sections of our certificate of incorporation provide that, subject to the exceptions and the constructive ownership rules described below, no person (as defined in our certificate of incorporation) may beneficially or constructively own more than 9.8% in value of the aggregate of outstanding shares of capital stock, including common stock and preferred stock, or more than 9.8% in value or number (whichever is more restrictive) of the outstanding shares of any class or series of capital stock. We refer to these restrictions as the “ownership limits.”

The applicable constructive ownership rules under the Code are complex and may cause capital stock owned actually or constructively by an individual or entity to be treated as owned by another individual or entity. As a result, the acquisition of less than 9.8% in value of outstanding capital stock or less than 9.8% in value or number of outstanding shares of any class or series of capital stock (including through the acquisition of an interest in an entity that owns, actually or constructively, any class or series of capital stock) by an individual or entity could nevertheless cause that individual or entity, or another individual or entity, to own, constructively or beneficially, in excess of 9.8% in value of outstanding capital stock or 9.8% in value or number of outstanding shares of any class or series of capital stock.

In addition to the ownership limits, our certificate of incorporation prohibits any person from actually or constructively owning shares of capital stock to the extent that such ownership would cause any of our income that would otherwise qualify as “rents from real property” for purposes of Section 856(d) of the Code to fail to qualify as such.

Our board of directors has in the past granted ownership limitation waivers and may, in its sole discretion, in the future grant such a waiver to a person exempting them from the ownership limits and certain other REIT limits on ownership and transfer of capital stock described above, and may establish a different limit on ownership for any such person. However, our board of directors may not exempt any person whose ownership of outstanding capital stock in violation of these limits would result in our failing to qualify as a REIT. In order to be considered by our board of directors for an ownership limitation waiver or a different limit on ownership, a person must make such representations and undertakings as are reasonably necessary to ascertain that such person’s beneficial or constructive ownership of capital stock will not now or in the future jeopardize our ability to qualify as a REIT under the Code and must generally agree that any violation or attempted violation of such representations or undertakings (or other action that is contrary to the ownership limits and certain other REIT limits on ownership and transfer of capital stock described above) will result in the shares of capital stock being automatically transferred to a trust as described below. As a condition of its waiver, our board of directors may require an opinion of counsel or Internal Revenue Service ruling satisfactory to our board of directors with respect to our qualification as a REIT and may impose such other conditions as it deems appropriate in connection with the granting of the waiver or a different limit on ownership.

In connection with the waiver of the ownership limits or at any other time, our board of directors may from time to time increase the ownership limits for one or more persons and decrease the ownership limits for all other persons; provided that the new ownership limits may not, after giving effect to such increase and under certain assumptions stated in our certificate of incorporation, result in us being “closely held” within the meaning of Section 856(h) of the Code (without regard to whether the ownership interests are held during the last half of a taxable year). Reduced ownership limits will not apply to any person whose percentage ownership of total shares of capital stock or of the shares of a class or series of capital stock, as applicable, is in excess of such decreased ownership limits until such time as such person’s percentage of total shares of capital stock or of the shares of a class or series of capital stock, as applicable, equals or falls below the decreased ownership limits, but any further acquisition of capital stock in excess of such percentage will be in violation of the ownership limits.

Our certificate of incorporation further prohibits:

•	any person from transferring shares of capital stock if such transfer would result in shares of capital stock being beneficially owned by fewer than 100 persons (determined without reference to any rules of attribution); and

•	any person from beneficially or constructively owning shares of capital stock if such ownership would result in our failing to qualify as a REIT.

The foregoing provisions on transferability and ownership will not apply if our board of directors determines that it is no longer in our best interests to attempt to qualify, or to continue to qualify, as a REIT.

Any person who acquires or attempts or intends to acquire beneficial or constructive ownership of shares of capital stock that will or may violate the ownership limits or any of the other foregoing restrictions on transferability and ownership will be required to give notice to us immediately (or, in the case of a proposed or attempted transaction, at least 15 days prior to such transaction) and provide us with such other information as we may request in order to determine the effect, if any, of such transfer on our qualification as a REIT.

Pursuant to our certificate of incorporation, if there is any purported transfer of our capital stock or other event or change of circumstances that, if effective or otherwise, would violate any of the restrictions described above, then the number of shares causing the violation (rounded up to the nearest whole share) will be automatically transferred to a trust for the exclusive benefit of a designated charitable beneficiary, except that any transfer that results in the violation of the restriction relating to our capital stock being beneficially owned by fewer than 100 persons will be automatically void and of no force or effect. The automatic transfer will be effective as of the close of business on the business day prior to the date of the purported transfer or other event or change of circumstances that requires the transfer to the trust. We refer below to the person that would have owned the shares if they had not been transferred to the trust as the purported transferee. Any ordinary dividend paid to the purported transferee, prior to our discovery that the shares had been automatically transferred to a trust as described above, must be repaid to a trustee designated in accordance with the certificate of incorporation upon demand. Our certificate of incorporation also provides for adjustments to the entitlement to receive extraordinary dividends and other distributions as between the purported transferee and the trust. If the transfer to the trust as described above is not automatically effective, for any reason, to prevent violation of the applicable restriction contained in our certificate of incorporation, then the transfer of the excess shares will be automatically void and of no force or effect.

Shares of our capital stock transferred to the trustee are deemed to be offered for sale to us or our designee at a price per share equal to the lesser of (i) the price per share in the transaction that resulted in such transfer to the trust or, if the purported transferee did not give value for the shares in connection with the event causing the shares to be held in trust (e.g., in the case of a gift, devise or other such transaction), the market price at the time of such event and (ii) the market price on the date we accept, or our designee accepts, such offer. We have the right to accept such offer until the trustee has sold the shares of our capital stock held in the trust pursuant to the clauses described below. Upon a sale to us, the interest of the charitable beneficiary in the shares sold terminates and the trustee must distribute the net proceeds of the sale to the purported transferee, except that the trustee may reduce the amount payable to the purported transferee by the amount of any ordinary dividends that we paid to the purported transferee prior to our discovery that the shares had been transferred to the trust and that is owed by the purported transferee to the trustee as described above. Any net sales proceeds and extraordinary dividends in excess of the amount payable to the purported transferee shall be immediately paid to the charitable beneficiary, and any ordinary dividends held by the trustee with respect to such capital stock will be promptly paid to the charitable beneficiary.

If we do not buy the shares, the trustee must, as soon as reasonably practicable (and, if the shares are listed on a national securities exchange, within 20 days) after receiving notice from us of the transfer of shares to the trust, sell the shares to a person or entity who could own the shares without violating the restrictions described above. Upon such a sale, the trustee must distribute to the purported transferee an amount equal to the lesser of (i) the price paid by the purported transferee for the shares or, if the purported transferee did not give value for the shares in connection with the event causing the shares to be held in trust (e.g., in the case of a gift, devise or other such transaction), the market price of the shares on the day of the event causing the shares to be held in the trust, and (ii) the sales proceeds (net of commissions and other expenses of sale) received by the trustee for the shares. The trustee may reduce the amount payable to the purported transferee by the amount of any ordinary dividends that we paid to the purported transferee before our discovery that the shares had been transferred to the trust and that is owed by the purported transferee to the trustee as described above. Any net sales proceeds in excess of the amount payable to the purported transferee will be immediately paid to the charitable beneficiary, together with any ordinary dividends held by the trustee with respect to such capital stock. In addition, if prior to discovery by us that shares of our capital stock have been transferred to a trust, such shares of capital stock are sold by a purported transferee, then such shares will be deemed to have been sold on behalf of the trust and, to the extent that the purported transferee received an amount for or in respect of such shares that exceeds the amount that such purported transferee was entitled to receive as described above, such excess amount shall be paid to the trustee upon demand. The purported transferee has no rights in the shares held by the trustee.

The trustee will be indemnified by us or from the proceeds of sales of capital stock in the trust for its costs and expenses reasonably incurred in connection with conducting its duties and satisfying its obligations under our certificate of incorporation. The trustee will also be entitled to reasonable compensation for services provided as determined by agreement between the trustee and the board of directors, which compensation may be funded by us or the trust. If we pay any such indemnification or compensation, we are entitled on a first priority basis (subject to the trustee’s indemnification and compensation rights) to be reimbursed from the trust. To the extent the trust funds any such indemnification and compensation, the amounts available for payment to a purported transferee (or the charitable beneficiary) would be reduced.

The trustee will be designated by us and must be unaffiliated with us and with any purported transferee. Prior to the sale of any shares by the trust, the trustee will receive, in trust for the beneficiary, all distributions paid by us with respect to the shares, and may also exercise all voting rights with respect to the shares.

Subject to the DGCL, effective as of the date that the shares have been transferred to the trust, the trustee will have the authority, at the trustee’s sole discretion:

•	to rescind as void any vote cast by a purported transferee prior to our discovery that the shares have been transferred to the trust; and

•	to recast the vote in accordance with the desires of the trustee acting for the benefit of the charitable beneficiary of the trust.

However, if we have already taken corporate action, then the trustee may not rescind and recast the vote.

In addition, if the board of directors determines that a proposed or purported transfer would violate the restrictions on ownership and transfer of our capital stock set forth in our certificate of incorporation, the board of directors may take such action as it deems advisable to refuse to give effect to or to prevent such violation, including but not limited to, causing us to repurchase shares of our capital stock, refusing to give effect to the transfer on our books or instituting proceedings to enjoin the transfer.

From time to time, at our request, every person that is an owner of 5% or more (or such lower percentage as required by the Code or the Treasury regulations thereunder) of the outstanding shares of any class or series of our capital stock, must provide us written notice of its name and address, the number of shares of each class and series of our capital stock that the person beneficially owns and a description of the manner in which the shares are held. Each such owner must also provide us with such additional information as we may request in order to determine the effect, if any, of such owner’s beneficial ownership on our qualification as a REIT and to ensure compliance with the ownership limits. In addition, each beneficial owner or constructive owner of our capital stock, and any person (including the stockholder of record) who is holding shares of our capital stock for a beneficial owner or constructive owner will, upon demand, be required to provide us with such information as we may request in good faith in order to determine our qualification as a REIT and to comply with the requirements of any taxing authority or governmental authority or to determine such compliance.

Anti-Takeover Effects of Provisions of Our Certificate of Incorporation, Bylaws and Delaware law

Provisions of our certificate of incorporation and bylaws may delay or discourage transactions involving an actual or potential change in control or change in our management, including transactions in which stockholders might otherwise receive a premium for their shares, or transactions that our stockholders might otherwise deem to be in their best interests. Therefore, these provisions could adversely affect the price of our common stock.

Among other things, our certificate of incorporation and bylaws:

•	permit our board of directors to issue up to 100,000,000 shares of preferred stock, with any rights, preferences and privileges as they may designate;

•	provide that, subject to the terms of any series of preferred stock, the authorized number of directors may be changed only by resolution of the board of directors;

•	provide that, subject to the terms of any series of preferred stock, all vacancies, including newly created directorships, may, except as otherwise required by law, be filled by the affirmative vote of a majority of directors then in office, even if less than a quorum;

•	eliminate the personal liability of our directors for monetary damages resulting from breaches of their fiduciary duty to the extent permitted by the DGCL and indemnify our directors and officers to the fullest extent permitted by the DGCL;

•	provide that stockholders seeking to present proposals before a meeting of stockholders or to nominate candidates for election as directors at a meeting of stockholders must provide notice in writing in a timely manner, and also specify requirements as to the form and content of a stockholder’s notice;

•	do not provide for cumulative voting rights, therefore allowing the holders of a majority of the shares of common stock entitled to vote in any election of directors to elect all of the directors standing for election, if they should so choose;

•	provide that, subject to exceptions, certain waivers we may grant and constructive ownership rules, no person may own, or be deemed to own by virtue of the attribution provisions of the Code, in excess of (i) 9.8% in value of the outstanding shares of all classes or series of Equinix stock or (ii) 9.8% in value or number (whichever is more restrictive) of the outstanding shares of any class or series of Equinix stock (as described above in “Restrictions on Ownership and Transfer”);

•	provide that our bylaws can be amended or repealed at any regular or special meeting of stockholders or by the board of directors;

•	permit stockholders to act by written consent so long as stockholders holding at least 25% of the voting power of the outstanding capital stock request that the board of directors set a record date for the action by written consent, and in connection with such a request for the establishment of a record date, provide certain information, make certain representations and comply with certain requirements relating to the proposed action and their ownership of our stock; and

•	provide that special meetings of our stockholders may be called in limited circumstances. Special meetings of stockholders may be called by our board of directors or the chairman of the board of directors, the President or the Secretary and may not be called by any other person. A special meeting of stockholders shall be called by our Secretary at the written request of holders of record of at least 25% of the voting power of our outstanding capital stock entitled to vote on the matters to be brought before the proposed special meeting.

Delaware Takeover Statute. We are subject to Section 203 of the DGCL, which regulates corporate acquisitions. DGCL Section 203 restricts the ability of certain Delaware corporations, including those whose securities are listed on the NASDAQ Global Select Market, from engaging under certain circumstances in a business combination with any interested stockholder for three years following the date that such stockholder became an interested stockholder. For purposes of DGCL Section 203, a business combination includes, among other things, a merger or consolidation involving us and the interested stockholder and the sale of 10% or more of our assets. In general, DGCL Section 203 defines an interested stockholder as any entity or person beneficially owning 15% or more of our outstanding voting stock and any entity or person affiliated with or controlling or controlled by such entity or person. A Delaware corporation may opt out of DGCL Section 203 with an express provision in its original certificate of incorporation or an express provision in its certificate of incorporation or bylaws resulting from amendments approved by the holders of at least a majority of the corporation’s outstanding voting shares. We have not opted out of the provisions of DGCL Section 203 in our certificate of incorporation or bylaws.

Forum Selection

Our bylaws include a forum selection provision providing that, unless the Company consents in writing, a state court located in the State of Delaware (or, if no state court located within the State of Delaware has jurisdiction, the federal district court for the District of Delaware) will be the sole and exclusive forum for any stockholder to bring any derivative action, any action asserting a claim of breach of fiduciary duties, any action asserting a claim arising from a provision of the Delaware General Corporation Law or the certificate of incorporation or our bylaws or any action asserting a claim governed by the internal affairs doctrine.

Transfer Agent and Registrar

The transfer agent and registrar for the shares of our common stock is Computershare Trust Company, N.A.

DESCRIPTION OF DEBT SECURITIES

Any debt securities we may issue will constitute either senior or subordinated debt of Equinix. Any debt securities that are sold may be exchangeable for and/or convertible into common stock or any of the other securities that may be sold under this prospectus. Any debt securities will be issued under an indenture between us and U.S. Bank National Association, as trustee, or one or more separate indentures between us and a designated trustee. We will include in a prospectus supplement the specific terms of each series of senior or subordinated debt securities being offered, including the terms, if any, on which a series of senior or subordinated debt securities may be convertible into or exchangeable for other securities. In addition, the material terms of any indenture, which will govern the rights of the holders of our senior or subordinated debt securities, will be set forth in the applicable prospectus supplement.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase our debt or equity securities or securities of third parties or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing. Warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement.

DESCRIPTION OF PURCHASE CONTRACTS

We may issue purchase contracts for the purchase or sale of:

•	debt or equity securities issued by us or securities of third parties, a basket of such securities, an index or indices of such securities or any combination of the above as specified in the applicable prospectus supplement;

•	currencies; or

•	commodities.

Each purchase contract will entitle the holder thereof to purchase or sell, and obligate us to sell or purchase, on specified dates, such securities, currencies or commodities at a specified purchase price, which may be based on a formula, all as set forth in the applicable prospectus supplement. We may, however, satisfy our obligations, if any, with respect to any purchase contract by delivering the cash value of such purchase contract or the cash value of the property otherwise deliverable or, in the case of purchase contracts on underlying currencies, by delivering the underlying currencies, as set forth in the applicable prospectus supplement. The applicable prospectus supplement will also specify the methods by which the holders may purchase or sell such securities, currencies or commodities and any acceleration, cancellation or termination provisions or other provisions relating to the settlement of a purchase contract.

Any purchase contracts we may issue may require us to make periodic payments to the holders thereof or vice versa, which payments may be deferred to the extent set forth in the applicable prospectus supplement, and those payments may be unsecured or prefunded on some basis. The purchase contracts may require the holders thereof to secure their obligations in a specified manner to be described in the applicable prospectus supplement. Alternatively, purchase contracts may require holders to satisfy their obligations thereunder when the purchase contracts are issued. Our obligation to settle such pre-paid purchase contracts on the relevant settlement date may constitute indebtedness. Accordingly, pre-paid purchase contracts will be issued under an indenture.

DESCRIPTION OF UNITS

As specified in the applicable prospectus supplement, we may issue units consisting of one or more purchase contracts, warrants, debt securities, shares of preferred stock, shares of common stock or any combination of such securities.

FORMS OF SECURITIES

Each debt security, warrant and unit will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. Certificated securities will be issued in definitive form and global securities will be issued in registered form. Definitive securities name you or your nominee as the owner of the security, and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable. Global securities name a depositary or its nominee as the owner of the debt securities, warrants or units represented by these global securities. The depositary maintains a computerized system that will reflect each investor’s beneficial ownership of the securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative, as we explain more fully below.

Global Securities

Registered Global Securities. We may issue the registered debt securities, warrants and units in the form of one or more fully registered global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement and registered in the name of that depositary or nominee. In those cases, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by registered global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depositary for the registered global security, the nominees of the depositary or any successors of the depositary or those nominees.

If not described below, any specific terms of the depositary arrangement with respect to any securities to be represented by a registered global security will be described in the prospectus supplement relating to those securities. We anticipate that the following provisions will apply to all depositary arrangements.

Ownership of beneficial interests in a registered global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in registered global securities.

So long as the depositary, or its nominee, is the registered owner of a registered global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the registered global security for all purposes under the applicable indenture, warrant agreement, guaranteed trust preferred security or unit agreement. Except as described below, owners of beneficial interests in a registered global security will not be entitled to have the securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities under the applicable indenture, warrant agreement, guaranteed trust preferred security or unit agreement. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the applicable indenture, warrant agreement, guaranteed trust preferred security or unit agreement. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the applicable indenture, warrant agreement, guaranteed trust preferred security or unit agreement, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.

Principal, premium, if any, and interest payments on debt securities, and any payments to holders with respect to warrants, guaranteed trust preferred securities or units, represented by a registered global security registered in the name of a depositary or its nominee, will be made to the depositary or its nominee, as the case may be, as the registered owner of the registered global security. None of Equinix, the trustees, the warrant agents, the unit agents or any other agent of Equinix, agent of the trustees or agent of the warrant agents or unit agents will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

We expect that the depositary for any of the securities represented by a registered global security, upon receipt of any payment of principal, premium, interest or other distribution of underlying securities or other property to holders on that registered global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of those participants.

If the depositary for any of these securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended, and a successor depositary registered as a clearing agency under the Securities Exchange Act of 1934, as amended, is not appointed by us within 120 days, we will issue securities in definitive form in exchange for the registered global security that had been held by the depositary. Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depositary gives to the relevant trustee, warrant agent, unit agent or other relevant agent of ours or theirs. It is expected that the depositary’s instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depositary.

PLAN OF DISTRIBUTION

Equinix and/or the selling securityholders, if applicable, may sell the securities in one or more of the following ways (or in any combination) from time to time:

•	to or through underwriters or dealers;

•	in short or long transactions;

•	directly to a limited number of purchasers or to a single purchaser;

•	through agents; or

•	through a combination of any of these methods of sale.

The prospectus supplement will state the terms of the offering of the securities, including:

•	the name or names of any underwriters, dealers or agents;

•	the purchase price of such securities and the proceeds to be received by Equinix, if any;

•	any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;

•	details regarding over-allotment options under which underwriters may purchase additional securities from us, if any;

•	any public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchanges on which the securities may be listed.

Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

If Equinix and/or the selling securityholders, if applicable, use underwriters in the sale, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including:

•	negotiated transactions;

•	at a fixed public offering price or prices, which may be changed;

•	“at the market offerings,” within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise;

•	at prices related to prevailing market prices; or

•	at negotiated prices.

Unless otherwise stated in a prospectus supplement, the obligations of the underwriters to purchase any securities will be conditioned on customary closing conditions and the underwriters will be obligated to purchase all of such series of securities, if any are purchased.

Equinix and/or the selling securityholders, if applicable, may sell the securities through agents from time to time. The prospectus supplement will name any agent involved in the offer or sale of the securities and any commissions we pay to them. Generally, any agent will be acting on a best-efforts basis for the period of its appointment.

Equinix and/or the selling securityholders, if applicable, may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities from Equinix at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions we pay for solicitation of these contracts.

Underwriters and agents may be entitled under agreements entered into with Equinix and/or the selling securityholders, if applicable, to indemnification by Equinix and/or the selling securityholders, if applicable, against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribution with respect to payments which the underwriters or agents may be required to make. Underwriters and agents may be customers of, engage in transactions with, or perform services for Equinix and its affiliates in the ordinary course of business.

Each series of securities other than the common stock, which is listed on The NASDAQ Global Select Market, and any series of debt securities outstanding on the date hereof, will be a new issue of securities and will have no established trading market. Any underwriters to whom securities are sold for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The securities, other than the common stock, may or may not be listed on a national securities exchange.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, the legality of any securities offered hereby will be passed upon for us by Davis Polk & Wardwell LLP, Menlo Park, California, and for any underwriters or agents, by counsel named in the applicable prospectus supplement. Certain tax matters will be passed upon for us by Sullivan & Worcester LLP, Boston, Massachusetts.

EXPERTS

The financial statements incorporated in this Prospectus by reference to Equinix, Inc.’s Current Report on Form 8-K dated August 3, 2017 and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in the Prospectus by reference to the Annual Report on Form 10-K of Equinix, Inc. for the year ended December 31, 2016 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The audited historical consolidated financial statements of Telecity Group Limited (formerly Telecity Group plc) as of December 31, 2015 and 2014 and for each of the three years ended December 31, 2015 included as Exhibit 99.2 of Equinix, Inc.’s Current Report on Form 8-K/A dated March 7, 2017 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

The abbreviated financial statements of Verizon Communications Inc.’s (“Verizon”) Selected Sites of Verizon’s Colocation and Data Center Interconnect Operations (“Group”), which comprise the Statements of Assets Acquired and Liabilities Assumed as of December 31, 2016 and 2015 and the related Statements of Net Revenues and Direct Expenses for each of the three years in the period ended December 31, 2016 (“Abbreviated Statements”) appearing in Equinix, Inc.’s Current Report on Form 8-K/A dated March 7, 2017 have been audited by Ernst & Young LLP, independent certified public accountants, as set forth in their report thereon, included therein, and incorporated herein by reference. Such Abbreviated Statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

$750,000,000

Equinix, Inc.

Common Stock

P r o s p e c t u s    S u p p l e m e n t

RBC CAPITAL MARKETS	BOFA MERRILL LYNCH	CITIGROUP	J.P. MORGAN

November 7, 2017